EXHIBIT 99.1

Radius Recycling Reports Fourth Quarter and Fiscal 2024 Financial Results

Significant Sequential Improvement in Operating and Financial Performance in Q4

Ferrous, Nonferrous and Finished Steel Sales Volumes Up Sequentially

Radius Board Declares Quarterly Dividend

PORTLAND, Ore., Oct. 24, 2024 (GLOBE NEWSWIRE) -- Radius Recycling, Inc. (NASDAQ: RDUS) today reported results for the fourth quarter and fiscal year ended August 31, 2024.

The Company reported a net loss of $(16) million, or $(13) per ferrous ton, and a loss per share from continuing operations in the fourth quarter of fiscal 2024 of $(0.56), a significant improvement compared to the third quarter which included a material goodwill impairment charge.

Adjusted EBITDA in the fourth quarter was $17 million, or $13 per ferrous ton, nearly double as compared to the third quarter which included $7 million of insurance recoveries. Adjusted loss per share from continuing operations was $(0.41) in the fourth quarter.

The biggest drivers of the sequential performance improvement were significantly higher sales volumes for ferrous, nonferrous, and finished steel products, stronger nonferrous market conditions and prices, an expansion in recycled metal spreads, and the ramp-up to the full quarterly run rate of benefits associated with the Company’s $70 million annual cost reduction and productivity improvement program.

Nonferrous demand was strong in the fourth quarter, driving average net selling prices up 4% and sales volumes up 13%, sequentially. Ferrous sales volumes increased 12% sequentially including from seasonally higher supply flows and benefits from timing of shipments, while average net selling prices were flat in the fourth quarter as they continued to reflect the dampening effect of continued elevated levels of Chinese steel exports and subdued manufacturing activity in the U.S.

Finished steel sales volumes increased 11% sequentially, driven primarily by seasonally stronger construction activity. Rolling mill utilization was 97% in the fourth quarter compared to 88% in the prior quarter.

Tamara Lundgren, Chairman and Chief Executive Officer, said, “Our results this quarter benefited from our significant cost savings and productivity improvement program and our success in increasing ferrous, nonferrous, and finished steel sales volumes. We expect the execution of our strategic initiatives, including investments in advanced metal recovery technologies, expansion of our recycling services platform, and productivity and cost controls to continue to positively contribute to our performance.”

Ms. Lundgren continued, “Tight scrap availability has been our biggest headwind, and declines in U.S. interest rates should benefit consumer, manufacturing, and construction activity which, in turn, should lead to improved scrap supply flows. The structural demand for recycled metals remains strong, underpinned by the global transition to low carbon technologies and demand from the anticipated increase in infrastructure investment.”

Summary Results
($ in millions, except per share and per ferrous ton amounts)
	Quarter			Year
	4Q24	3Q24	4Q23	2024	2023
Revenues	$771	$674	$718	$2,739	$2,882
Gross margin (total revenues less cost of goods sold)	$52	$46	$90	$177	$308
Selling, general and administrative expense	$61	$62	$69	$248	$266
Net loss	$(16)	$(199)	$(26)	$(266)	$(25)
Net loss per ferrous ton	$(13)	$(178)	$(23)	$(59)	$(6)
Diluted (loss) earnings per share from continuing operations attributable to Radius shareholders
Reported	$(0.56)	$(6.97)	$(0.92)	$(9.37)	$(0.92)
Adjusted(1)	$(0.41)	$(0.59)	$0.47	$(2.68)	$0.85
Adjusted EBITDA(1)	$17	$9	$49	$29	$144
Adjusted EBITDA per ferrous ton(1) (5)	$13	$8	$44	$7	$33
Cash flows from (used in) operating activities	$4	$(1)	$135	$(53)	$139

Ferrous sales volumes (LT, in thousands)(2)	1,249	1,112	1,105	4,493	4,376
Avg. net ferrous sales prices ($/LT)(3)	$348	$350	$357	$358	$371
Nonferrous sales volumes (pounds, in millions)(2) (4)	207	183	204	748	739
Avg. nonferrous sales prices ($/pound)(3) (4)	$1.08	$1.04	$0.94	$1.00	$0.96
Finished steel average net sales price ($/ST)(3)	$795	$817	$861	$818	$930
Finished steel sales volumes (ST, in thousands)	140	126	152	509	521
Rolling mill utilization (%)	97%	88%	102%	90%	89%

LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds

(1) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2) Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(3) Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4) Nonferrous sales volumes and average nonferrous prices excludes platinum group metals (“PGMs”) in catalytic converters.
(5) May not foot due to rounding.

Fourth Quarter Fiscal 2024 Financial Review and Analysis

Results for the fourth quarter included a detriment from average inventory accounting of approximately $1 per ferrous ton, compared to a detriment of $3 per ferrous ton in the third quarter.

Results for the fourth quarter did not reflect benefits from insurance recoveries, compared to $7 million in benefits recognized in the third quarter of fiscal 2024 upon final settlement of certain property damage and business interruption matters that occurred in prior periods.

Operating cash flow in the fourth quarter was positive at $4 million. Total debt was $415 million and debt, net of cash was $409 million at the end of the quarter. Capital expenditures were $20 million in the fourth quarter, and $76 million for fiscal 2024. The effective tax rate for the fourth quarter was a benefit of 10% on GAAP results and a benefit of 33% on adjusted non-GAAP results.

During the fourth quarter, the Company returned capital to shareholders through its 122nd consecutive quarterly dividend.

Declaration of Quarterly Dividend

The Board of Directors declared a cash dividend of $0.1875 per common share, payable November 26, 2024 to shareholders of record on November 12, 2024. The Company has paid a dividend every quarter since going public in November 1993.

Analysts’ Conference Call: Fourth Quarter and Fiscal 2024 Results

A conference call and slide presentation to discuss results will be held today, October 24, 2024, at 11:30 a.m. Eastern and will be hosted by Tamara Lundgren, Chairman and Chief Executive Officer, and Stefano Gaggini, Senior Vice President and Chief Financial Officer. The call and accompanying slide presentation will be webcast and accessible under the Events Calendar on the Company’s website at: www.radiusrecycling.com/company/investors. Summary financial data is provided in the following pages. The slide presentation and related materials will be available prior to the call on the Company's website.

About Radius Recycling, Inc.

Radius Recycling, Inc. (formerly Schnitzer Steel Industries, Inc.) is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 25 states, Puerto Rico, and Western Canada. Radius has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 50 stores which sell serviceable used auto parts from salvaged vehicles and receive over 4 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod, and other specialty products. The Company began operations in 1906 in Portland, Oregon.

RADIUS RECYCLING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share amounts)
(Unaudited)

	Quarter			Year
	4Q24	3Q24	4Q23	2024	2023
Revenues	$770,816	$673,920	$717,931	$2,738,692	$2,882,224
Cost of goods sold	718,785	628,390	627,880	2,561,591	2,574,513
Selling, general and administrative expense	60,974	62,100	69,217	248,336	265,929
Income from joint ventures	(397)	(300)	(704)	(1,400)	(2,090)
Goodwill impairment charges	—	215,941	39,270	215,941	39,270
Other asset impairment charges	—	—	5,797	1,476	5,797
Restructuring charges and other exit-related activities	244	3,275	141	6,729	2,730
Operating loss	(8,790)	(235,486)	(23,670)	(293,981)	(3,925)
Interest expense	(8,917)	(7,368)	(5,211)	(26,898)	(18,589)
Other income (expense), net	66	(187)	(273)	(554)	(5,562)
Loss from continuing operations before income taxes	(17,641)	(243,041)	(29,154)	(321,433)	(28,076)
Income tax benefit	1,759	44,551	3,423	55,285	2,747
Loss from continuing operations	(15,882)	(198,490)	(25,731)	(266,148)	(25,329)
Loss from discontinued operations, net of tax	(22)	(21)	(31)	(76)	(109)
Net loss	(15,904)	(198,511)	(25,762)	(266,224)	(25,438)
Net (income) loss attributable to noncontrolling interests	(174)	121	(54)	(187)	(353)
Net loss attributable to Radius shareholders	$(16,078)	$(198,390)	$(25,816)	$(266,411)	$(25,791)

Net income (loss) per share attributable to Radius shareholders:
Basic:
Loss per share from continuing operations	$(0.56)	$(6.97)	$(0.92)	$(9.37)	$(0.92)
Net loss per share	$(0.56)	$(6.97)	$(0.92)	$(9.38)	$(0.92)
Diluted:
Loss per share from continuing operations	$(0.56)	$(6.97)	$(0.92)	$(9.37)	$(0.92)
Net loss per share	$(0.56)	$(6.97)	$(0.92)	$(9.38)	$(0.92)
Weighted average number of common shares:
Basic	28,511	28,479	28,108	28,417	28,008
Diluted	28,511	28,479	28,108	28,417	28,008
Dividends declared per common share	$0.1875	$0.1875	$0.1875	$0.7500	$0.7500

RADIUS RECYCLING, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

					FY
	1Q24	2Q24	3Q24	4Q24	2024(6)
Total ferrous volumes (LT, in thousands)(1)	1,152	980	1,112	1,249	4,493
Total nonferrous volumes (pounds, in thousands)(1)(2)	181,728	176,477	183,230	206,743	748,178
Ferrous selling prices ($/LT)(3)
Domestic	$342	$391	$341	$323	$349
Foreign	$359	$381	$354	$356	$361
Average	$354	$384	$350	$348	$358
Ferrous sales volume (LT, in thousands)
Domestic	535	483	528	504	2,051
Foreign	617	497	584	744	2,442
Total	1,152	980	1,112	1,249	4,493
Nonferrous average price ($/pound)(2)(3)	$0.91	$0.94	$1.04	$1.08	$1.00
Cars purchased (in thousands)(4)	64	67	64	63	258
Auto stores at period end	50	50	50	50	50
Finished steel average sales price ($/ST)(3)	$831	$832	$817	$795	$818
Sales volume (ST, in thousands)
Rebar	94	83	83	96	357
Coiled products	34	30	42	43	148
Merchant bar and other	1	1	1	1	4
Finished steel products sold	129	114	126	140	509
Rolling mill utilization(5)	95%	81%	88%	97%	90%

LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds

(1) Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(2) Excludes PGMs in catalytic converters.
(3) Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4) Cars purchased by auto parts stores only.
(5) Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.
(6) May not foot due to rounding.

RADIUS RECYCLING, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

					FY
	1Q23	2Q23	3Q23	4Q23	2023
Total ferrous volumes (LT, in thousands)(1)	851	1,263	1,157	1,105	4,376
Total nonferrous volumes (pounds, in thousands)(1)(2)	162,720	164,796	207,714	203,707	738,937
Ferrous selling prices ($/LT)(3)
Domestic	$313	$359	$414	$346	$360
Foreign	$356	$368	$414	$363	$376
Average	$340	$367	$413	$357	$371
Ferrous sales volume (LT, in thousands)
Domestic	432	444	548	528	1,952
Foreign	418	819	609	577	2,424
Total	851	1,263	1,157	1,105	4,376
Nonferrous average price ($/pound)(2)(3)	$0.90	$0.99	$1.01	$0.94	$0.96
Cars purchased (in thousands)(4)	69	72	78	67	286
Auto stores at period end	51	50	50	50	50
Finished steel average sales price ($/ST)(3)	$1,015	$943	$924	$861	$930
Sales volume (ST, in thousands)
Rebar	101	84	97	108	390
Coiled products	16	24	43	43	126
Merchant bar and other	1	1	2	1	5
Finished steel products sold	118	109	142	152	521
Rolling mill utilization(5)	81%	75%	97%	102%	89%

LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds

(1) Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(2) Excludes PGMs in catalytic converters.
(3) Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4) Cars purchased by auto parts stores only.
(5) Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

RADIUS RECYCLING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(Unaudited)

	August 31, 2024	August 31, 2023
Assets
Current assets:
Cash and cash equivalents	$5,552	$6,032
Accounts receivable, net	258,157	210,442
Inventories	293,932	278,642
Other current assets	51,486	55,224
Total current assets	609,127	550,340
Property, plant and equipment, net	672,192	706,805
Operating lease right-of-use assets	123,546	115,686
Goodwill	13,105	229,419
Other assets	115,799	113,699
Total assets	$1,533,769	$1,715,949

Liabilities and Equity
Current liabilities:
Short-term borrowings	$5,688	$5,813
Accounts Payable	202,498	209,423
Environmental liabilities	13,232	13,743
Operating lease liabilities	19,262	19,835
Other current liabilities	75,890	75,116
Total current liabilities	316,570	323,930
Long-term debt, net of current maturities	409,082	243,579
Environmental liabilities, net of current portion	52,417	53,034
Operating lease liabilities, net of current maturities	104,246	96,086
Other long-term liabilities	25,714	87,661
Total liabilities	908,029	804,290

Total Radius Recycling, Inc. ("Radius") shareholders' equity	623,112	908,180
Noncontrolling interests	2,628	3,479
Total equity	625,740	911,659
Total liabilities and equity	$1,533,769	$1,715,949

Non-GAAP Financial Measures

This press release contains performance based on adjusted diluted earnings per share from continuing operations attributable to Radius shareholders, adjusted EBITDA, adjusted EBITDA per ferrous ton, and adjusted selling, general, and administrative expense which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for goodwill impairment charges, restructuring charges and other exit-related activities, charges for legacy environmental matters (net of recoveries), amortization of capitalized cloud computing implementation costs, other asset impairment charges, business development costs not related to ongoing operations including pre-acquisition expenses, and the income tax benefit allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. We believe that presenting debt, net of cash is useful to investors as a measure of our leverage, as cash and cash equivalents can be used, among other things, to repay indebtedness. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted diluted earnings (loss) per share from continuing operations attributable to Radius shareholders
($ per share)	Quarter			Year
	4Q24	3Q24	4Q23	2024	2023
As reported	$(0.56)	$(6.97)	$(0.92)	$(9.37)	$(0.92)
Charges for legacy environmental matters, net, per share(1)	0.01	0.01	0.14	0.04	0.37
Goodwill impairment charges, per share	—	7.58	1.40	7.60	1.40
Restructuring charges and other exit-related activities, per share	—	0.11	—	0.24	0.10
Other asset impairment charges, per share(3)	—	—	0.21	0.07	0.40
Business development costs, per share	—	—	—	0.01	0.02
Income tax expense (benefit) allocated to adjustments, per share(4)	0.13	(1.34)	(0.35)	(1.27)	(0.50)
Effect of dilutive shares, per share(5)	—	—	(0.01)	—	(0.02)
Adjusted(6)	$(0.41)	$(0.59)	$0.47	$(2.68)	$0.85

Reconciliation of adjusted EBITDA and adjusted EBITDA per ferrous ton
($ in millions)	Quarter			Year
	4Q24	3Q24	4Q23	2024	2023
Net loss	$(16)	$(199)	$(26)	$(266)	$(25)
Plus interest expense	9	7	5	27	19
Plus income tax benefit	(2)	(45)	(3)	(55)	(3)
Plus depreciation and amortization	25	24	23	97	90
Plus goodwill impairment charge	—	216	39	216	39
Plus restructuring charges and other exit-related activities	—	3	—	7	3
Plus other asset impairment charges(3)	—	—	6	2	11
Plus charges for legacy environmental matters, net(1)	—	—	4	1	10
Plus amortization of cloud computing software costs(2)	—	—	—	1	—
Plus business development costs	—	—	—	—	—
Adjusted EBITDA(6)	$17	$9	$49	$29	$144

Ferrous sales volume (LT, in thousands)	1,249	1,112	1,105	4,493	4,376
Adjusted EBITDA per ferrous ton sold ($/LT)	$13	$8	$44	$7	$33

Reconciliation of adjusted selling, general and administrative expense:
($ in millions)	Quarter			Year
	4Q24	3Q24	4Q23	2024	2023
As reported	$61	$62	$69	$248	$266
Charges for legacy environmental matters, net(1)	—	—	(4)	(1)	(10)
Adjusted(6)	$61	$62	$65	$247	$255

Reconciliation of debt, net of cash
($ in thousands)
	August 31, 2024	May 31, 2024	August 31, 2023
Short-term borrowings	$5,688	$5,734	$5,813
Long-term debt, net of current maturities	409,082	405,514	243,579
Total debt	414,770	411,248	249,392
Less: cash and cash equivalents	5,552	25,189	6,032
Total debt, net of cash	$409,218	$386,059	$243,360

LT = Long Ton, which is equivalent to 2,240 pounds

(1) Legal and environmental charges, net of recoveries, for legacy environmental matters including those related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.
(2) Amortization of cloud computing software costs consists of expense recognized in cost of goods sold and selling, general, and administrative expense resulting from amortization of capitalized implementation costs for cloud computing IT systems. This expense is not included in depreciation and amortization. No amortization of cloud computing software costs was incurred prior to the first quarter of fiscal 2024; therefore, prior period Adjusted EBITDA amounts are not impacted.
(3) For the years ended August 31, 2024 and 2023, other asset impairment charges included $1 million ($0.02 per share) and $5 million ($0.19 per share), respectively, reported within “Other expense, net” on the Consolidated Statement of Operations.
(4) Income tax allocated to the aggregate adjustments reconciling reported and adjusted diluted earnings (loss) per share from continuing operations attributable to Radius shareholders is determined based on a tax provision calculated with and without the adjustments.
(5) For the quarter and year ended August 31, 2023, adjusted diluted earnings (loss) per share from continuing operations attributable to Radius shareholders reflects the inclusion of an incremental 86 thousand and 238 thousand common stock equivalent shares, respectively, attributable to dilutive restricted stock unit, performance share, and deferred stock unit awards that were antidilutive for the purpose of calculating the comparable GAAP loss per share measure.
(6) May not foot due to rounding.

Forward-Looking Statements

Statements and information included in this press release by Radius Recycling, Inc. (formerly Schnitzer Steel Industries, Inc.) that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company,” “Radius Recycling,” and “Radius” refer to Radius Recycling, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs, and strategies regarding the future, which may include statements regarding the impact of equipment upgrades, equipment failures, and facility damage on production, including timing of repairs and resumption of operations; the realization of insurance recoveries; the Company’s outlook, growth initiatives, or expected results or objectives, including pricing, margins, volumes, and profitability; completion of acquisitions and integration of acquired businesses; the progression and impact of investments in processing and manufacturing technology improvements and information technology systems; the impacts of supply chain disruptions, inflation, and rising interest rates; liquidity positions; our ability to generate cash from continuing operations; trends, cyclicality, and changes in the markets we sell into; strategic direction or goals; targets; changes to manufacturing and production processes; the realization of deferred tax assets; planned capital expenditures; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions, and credits; the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; the impact of pandemics, epidemics, or other public health emergencies; the impact of labor shortages or increased labor costs; obligations under our retirement plans; benefits, savings, or additional costs from business realignment, cost containment, and productivity improvement programs; the potential impact of adopting new accounting pronouncements; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations, and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the impact of goodwill impairment charges; the impact of equipment upgrades, equipment failures, and facility damage on production; failure to realize or delays in realizing expected benefits from capital and other projects, including investments in processing and manufacturing technology improvements and information technology systems; the cyclicality and impact of general economic conditions; the impact of inflation and interest rate, and foreign currency fluctuations; changing conditions in global markets including the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; increases in the relative value of the U.S. dollar; economic and geopolitical instability including as a result of military conflict; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs we purchase; significant decreases in recycled metal prices; imbalances in supply and demand conditions in the global steel industry; difficulties associated with acquisitions and integration of acquired businesses; supply chain disruptions; reliance on third-party shipping companies, including with respect to freight rates and the availability of transportation; the impact of impairment of assets other than goodwill; the impact of pandemics, epidemics, or other public health emergencies; inability to achieve or sustain the benefits from productivity, cost savings, and restructuring initiatives; inability to renew facility leases; customer fulfillment of their contractual obligations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under the agreement governing our bank credit facilities; the impact of consolidation in the steel industry; product liability claims; the impact of legal proceedings and legal compliance; the impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; the impact of increasing attention to environmental, social, and governance matters; translation risks associated with fluctuation in foreign exchange rates; the impact of hedging transactions; inability to obtain or renew business licenses and permits; environmental compliance costs and potential environmental liabilities; increased environmental regulations and enforcement; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Company Contact:

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@rdus.com

Company Info:
www.radiusrecycling.com
ir@rdus.com